CONSENT OF DON R. WOODY

The undersigned hereby consents to:

(i)

the filing of the written disclosure regarding the technical report entitled “Technical Report, West North Butte Satellite Properties, Campbell County, Wyoming, U.S.A.” dated December 9, 2008, in the Form F-4 Registration Statement of Energy Fuels Inc., and any amendments thereto (the “F-4”), being filed with the United States Securities and Exchange Commission; and

(ii)	the use of my name in the F-4.

/s/ Don R Woody
Don R. Woody

Date: May 8, 2015